EXHIBIT 99.1

LIMITED DURABLE POWER OF ATTORNEY

                    The undersigned does hereby constitute and appoint JEROME M. SMITH, JAMES J. STEFFEL, and JEFFREY A. OTT, or any one or more of them, with full power of substitution, his attorneys and agents to do any and all acts and things and to execute and file any and all documents and instruments that such attorneys and agents, or any of them, consider necessary or advisable to enable the undersigned (in his individual capacity or in a fiduciary or other capacity) to comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with his intended sale of any security related to Steelcase Inc. (the "Company") pursuant to Rule 144 issued under the Securities Act and the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Sections 13 or 16 of the Exchange Act including, without limitation, full power and authority to sign the undersigned's name, in his individual capacity or in a fiduciary or other capacity, to any report or statement on Form ID, Forms 3, 4, 5 or 144, Schedules 13D or 13G, or to any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

                    The undersigned agrees that the attorneys-in-fact named herein may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing any such forms, or any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto.

                    This authorization shall be in addition to all prior authorizations to act for the undersigned with respect to securities of the Company in these matters and shall survive the termination of the undersigned's status as a director and/or officer and/or greater than five percent beneficial owner of securities of the Company and remain in effect until revoked in writing by the undersigned.

                    This Limited Durable Power of Attorney is governed by Michigan law. This power shall not be affected should the undersigned develop any mental incapacity or mental disability. Any reproduced copy of this signed original shall be deemed to be an original counterpart of this document.

Date: October 20, 2004	/s/ William P. Crawford
(Signature)
William P. Crawford